UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2017

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2017, The KeyW Holding Corporation (the ”Company”) announced the departure of Michele Cook, Executive Vice President of Business Development of the Company, to pursue other professional opportunities, effective November 5, 2017 (the “Effective Date”).

In connection with this departure, on September 15, 2017, The KeyW Corporation, a wholly owned subsidiary of the Company (“KeyW”), and Ms. Cook entered into an amendment and termination agreement (the “First Amendment”) to Ms. Cook’s employment agreement, dated as of January 4, 2016 (the “Cook Employment Agreement”). Pursuant to the First Amendment, Ms. Cook will receive: (i) regular compensation at her current annual base salary rate of $300,000.00 for work performed through the Effective Date; (ii) a payout of any earned but unused personal time off, estimated to be $21,543.69 based on current accruals; (iii) provided Ms. Cook meets all of the requirements of the First Amendment, a severance payment of $426,986.30; and (iv) provided Ms. Cook meets all of the requirements of the First Amendment, Ms. Cook will retain, until January 4, 2021, forty thousand (40,000) Long-Term Incentive Shares (as such term is defined in the Cook Employment Agreement) granted under the Cook Employment Agreement, and such Long-Term Incentive Shares shall be awarded during such period in accordance with the terms, including the Company stock price target levels, set forth in the First Amendment, which stock price targets and other terms reflect those of Ms. Cook’s original Long-Term Incentive Share grant. The First Amendment imposes non-competition and non-solicitation of customers restrictions on Ms. Cook for a period of one (1) year following the Effective Date and non-solicitation of employees and service provider restrictions on Ms. Cook for a period of two (2) years following the Effective Date.

The foregoing description of Ms. Cook’s amended Cook Employment Agreement is qualified in its entirety by reference to the First Amendment, filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Company also announced on September 15, 2017, the appointment of Kirk Herdman as Executive Vice President of Corporate Strategy and Business Development.

Exhibit Number	Description
10.1	First Amendment and Termination of Employment Agreement, by and between Michele Cook and The KeyW Corporation, dated September 15, 2017.
99.1
Press Release, dated September 15, 2017, announcing the departure of Ms. Cook, Executive Vice President of Business Development, and the appointment of Mr. Herdman as Executive Vice President of Corporate Strategy and Business Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip Luci, Jr.
DATE: September 19, 2016	Name: Philip Luci, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment and Termination of Employment Agreement, by and between Michele Cook and The KeyW Corporation, dated September 15, 2017.
99.1
Press Release, dated September 15, 2017, announcing the departure of Ms. Cook, Executive Vice President of Business Development, and the appointment of Mr. Herdman as Executive Vice President of Corporate Strategy and Business Development.